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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to use in Post Effective Amendment No. 2 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Currency L.P., Post Effective Amendment No. 4 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Global Balanced L.P., Post Effective Amendment No. 2 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Select L.P., Post Effective Amendment No. 2 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Strategic L.P., and Post Effective Amendment No. 2 to the Registration Statement on Form S-1 for Morgan Stanley Spectrum Technical L.P. (collectively, the "Partnerships") of our report dated March 11, 2005, relating to the statements of financial condition, including the schedules of investments as of December 31, 2004 and 2003, of the Partnerships as of December 31, 2004 and 2003 and the related statement of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004 for the above mentioned Partnerships appearing in the preliminary prospectus dated March 25, 2005, which is a part of each Post Effective Amendment referenced above.

        We also consent to the use of our report dated February 7, 2005 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 2004 and 2003 appearing in the preliminary prospectus dated March 25, 2005, which is part of each Post Effective Amendment referenced above.

        We also consent to the reference to us under the heading "Experts" in the preliminary Prospectus dated March 25, 2005, appearing in each Post Effective Amendment referenced above.

New York, New York
March 24, 2005

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM